UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2011
MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	01 13697 (Commission File Number)	52-1604305 (IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia (Address of Principal Executive Offices)	30701 (Zip Code)
Registrant’s telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The following information, including the Exhibit attached hereto, is being furnished pursuant to this Item 2.02 and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
On February 22, 2011, Mohawk Industries, Inc. (the “Company”), issued a press release announcing its fourth quarter financial results. A copy of the press release is attached hereto and hereby incorporated by reference as Exhibit 99.1.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 17, 2011, Mr. Robert N. Pokelwaldt notified the Board of Directors of the Company of his decision to retire and not stand for re-election as a director of the Company at the 2011 Annual Meeting of Stockholders to be held in May 2011. Mr. Pokelwaldt will continue to serve on the Board of Directors of the Company for the remainder of his current term.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release dated February 22, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date: February 23, 2011	By:	/s/ JAMES F. BRUNK
James F. Brunk
V.P. & Corporate Controller

INDEX TO EXHIBITS

Exhibit
99.1.	Press release dated February 22, 2011.